UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

NuPathe Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34836	20-2218246
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 Washington Street Suite 200 Conshohocken, Pennsylvania	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 567-0130

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On December 14, 2012, NuPathe Inc. (“NuPathe”) filed a post-effective amendment on Form S-3 to the Form S-1 Registration Statement that NuPathe originally filed on August 2, 2011 (File No. 333-175987) (the “Registration Statement”). The purpose of the amendment was to update certain information contained in the registration statement, as required pursuant to the common stock purchase agreement (the “Purchase Agreement”) and the registration rights agreement between NuPathe and Aspire Capital Fund, LLC (“Aspire Capital”). The amendment does not add shares to the Registration Statement and the terms of the Purchase Agreement and registration rights agreement have not changed from what was previously reported in August 2011.

As of the filing of this Form 8-K, NuPathe has not made any sales to Aspire Capital under the Purchase Agreement other than the shares issued as a commitment fee and the shares sold to Aspire Capital upon execution of the agreement. Future sales, if any, will be made at the election of NuPathe, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUPATHE INC.

By:	/s/ Keith A. Goldan
Keith A. Goldan
Vice President and Chief Financial Officer

Dated: December 14, 2012